           THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP

                   SCHEDULE III--REAL ESTATE OWNED: PROPERTIES

                                DECEMBER 31, 2003

                                    INITIAL COSTS TO THE PARTNERSHIP          COSTS
                                   ------------------------------------   CAPITALIZED
                                   ENCUMBRANCES              BUILDING &   SUBSEQUENT TO
DESCRIPTION                         AT 12/31/03   LAND     IMPROVEMENTS   ACQUISITION
-----------                        -------------  -----   ---------------  -------------
PROPERTIES:
Office Building
Lisle, IL .....................        None     1,780,000    15,743,881     5,499,954
Garden Apartments
Atlanta, GA  ..................        None     3,631,212    11,168,904    981,147 (b)
Retail Shopping Center
Roswell, GA  ..................        None     9,454,622    21,513,677     2,134,102
Garden Apartments
Raleigh, NC ...................  8,750,000      1,623,146    14,135,553       251,627
Office Building
Brentwood, TN .................        None     1,797,000     6,588,451     2,038,276
Office Park
Oakbrook Terrace, IL ..........        None     1,313,310    11,316,883     1,988,927
Office Building
Beaverton, OR .................        None       816,415     9,897,307     1,176,487
Industrial Building
Salt Lake City, UT  ...........        None       582,457     4,805,676     1,211,349
Industrial Building
Aurora, CO ....................        None     1,338,175     7,202,411     2,265,817
Office Complex
Brentwood, TN .................        None     2,425,000     7,063,755       348,727
Retail Shopping Center
Hampton, VA....................  9,451,819      2,339,100    12,767,956     2,906,012
                               -----------    -----------  ------------   -----------
                                18,201,819     27,100,437   122,204,454    20,802,425
                               ===========    ===========  ============   ===========

                                                             GROSS AMOUNT AT WHICH
                                                            CARRIED AT CLOSE OF YEAR

-----------------------------------------------------------------------------------
                                                BUILDING &      2003                        YEAR OF      DATE
DESCRIPTION                           LAND     IMPROVEMENTS     SALES     TOTAL (a)(b)(c)    CONSTRUCTION
ACQUIRED
-----------                           ----      -----------     -----     --------------     ------------
--------
PROPERTIES:
Office Building
Lisle, IL .....................    1,780,000    21,243,835                   23,023,835          1985     Apr.,1988
Garden Apartments
Atlanta, GA  ..................    3,631,212    12,150,051                   15,781,263          1987     Apr.,1988
Retail Shopping Center
Roswell, GA  ..................    9,462,951    23,639,450                   33,102,401          1988     Jan.,1989
Garden Apartments
Raleigh, NC ...................    1,623,146    14,387,180                   16,010,326          1995     Jun.,1995
Office Building
Brentwood, TN .................    1,797,377     8,626,350                   10,423,727          1982     Oct.,1995
Office Park
Oakbrook Terrace, IL ..........    1,313,821    13,305,299                   14,619,120          1988     Dec.,1995
Office Building
Beaverton, OR .................      845,887    11,044,322                   11,890,209          1995     Dec.,1996
Industrial Building
Salt Lake City, UT  ...........      702,323     5,897,159    (6,599,482)             0          1997     Jul.,1997
Industrial Building
Aurora, CO ....................    1,415,159     9,391,244                   10,806,403          1997     Sep.,1997
Office Complex
Brentwood, TN .................    2,453,117     7,384,365                    9,837,482          1987     Oct.,1997
Retail Shopping Center
Hampton, VA....................    3,276,520    14,736,548                   18,013,068          1998      May,2001
                                ------------  ------------   -----------   ------------
                                  28,301,513   141,805,803    (6,599,482)   163,507,834
                                ============  ============   ===========   ============

                                                       2003         2002          2001
                                                    -----------  -----------   -----------
(a) Balance at beginning of year....                150,548,805  158,410,798   154,613,404
    Additions:
      Acquistions...................                          0            0             0
      Improvements, etc.............                  1,545,443    1,231,735     3,797,394
      Conversions from JV to WO.....                 18,013,068            0             0
    Deletions:
      Sale..........................                 (6,599,482)  (9,093,728)            0
                                                    -----------  --- -------   -----------
Balance at end of year..............                163,507,834  150,548,805   158,410,798
                                                    ===========  ===========   ===========

(b) Net of $1,000,000 settlement received from lawsuit.

           THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP

            SCHEDULE III - REAL ESTATE OWNED: INTEREST IN PROPERTIES

                                DECEMBER 31, 2003

                                     INITIAL COSTS TO THE PARTNERSHIP           COSTS
                                ------------------------------------------    CAPITALIZED
                                   ENCUMBRANCES                BUILDING &    SUBSEQUENT TO
DESCRIPTION                         AT 12/31/03      LAND     IMPROVEMENTS    ACQUISITION
-----------                     ------------------   ----     ------------    -----------
INTEREST IN PROPERTIES:

Garden Apartments
Jacksonville, FL................    10,000,000      2,750,000    14,650,743     2,546,177

Retail Shopping Center
Kansas City MO and KS*..........    13,900,817      5,710,916    15,211,504     2,601,686

Garden Apartments
Gresham/Salem, OR...............     8,433,665      3,063,000    15,318,870       899,868

Retail Shopping Center
Hampton, VA.....................             0      2,339,100    12,767,956     1,339,852
Retail Shopping Center
Ocean City, MD..................     7,299,010      1,517,099     8,495,039     3,186,511

Hotel
Portland, OR....................             0      1,500,000     6,508,729             0
                                  ------------    -----------   -----------   -----------
                                    39,633,492     16,880,115    72,952,841    10,574,094
                                  ============    ===========   ===========   ===========

                               GROSS AMOUNT AT WHICH
                                CARRIED AT CLOSE OF YEAR
----------------------------------------------------------------------------------------
              BUILDING &     CONVERTED TO        TOTAL          YEAR OF           DATE
    LAND    IMPROVEMENTS     WHOLLY OWNED      (A)(B)(C)     CONSTRUCTION       ACQUIRED
    ----    ------------     ------------      ---------     ------------       --------

  2,750,000   17,196,920                       19,946,920               1973    Sept., 1999

  5,710,916   17,813,190                       23,524,106    Various Ranging    Sept., 1999
                                                              From 1972-1992

  3,063,000   16,218,738                       19,281,738    Various Ranging     Feb., 2001
                                                              From 1971-1983

  3,276,520   13,170,388     (16,446,908)               0               1998      May, 2001

  1,517,099   11,681,550                       13,198,649               1986     Nov., 2002

  1,500,000    6,508,729                        8,008,729               1989     Dec., 2003
-----------  -----------    ------------     ------------
 17,817,535   82,589,515     (16,446,908)      83,960,142
===========  ===========    ============     ============

                                                                2003           2002           2001
                                                             -----------    -----------   -----------
(a)Balance at beginning of year ..........................    74,974,865     60,659,900    25,121,329
   Additions:
      Acquistions ........................................     8,008,729     10,012,138    33,488,926
      Improvements, etc ..................................     3,392,575      4,097,329     1,674,862
   Deletions:
      Sale ...............................................             0              0             0
      Conversions from JV to WO ..........................   (16,446,908)
Encumbrances on Joint Ventures accounted
   for by the equity method ..............................     1,116,048        205,498       374,783
                                                             -----------    -----------   -----------
      Balance at end of year .............................    71,045,309     74,974,865    60,659,900
                                                             ===========    ===========   ===========

* Partnership interest accounted for by the equity method

Report of Independent Accountants on

Financial Statement Schedules

To the Partners of The Prudential
Variable Contract Real Property Partnership:

Our audits of the consolidated financial statements referred to in our report dated February 17, 2004 appearing in this Annual Report on Form 10-K also included an audit of the financial statement schedules listed in Item 15(a)(2) of this Form 10-K. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

  /s/
  PricewaterhouseCoopers LLP
 New York, New York
 February 17, 2004